                                                                    EXHIBIT 10.2

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER THE APPLICABLE STATE SECURITIES LAWS.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$10,000                                                              May 1, 2003
                                                                 Cleveland, Ohio

      FOR VALUE RECEIVED, the undersigned, AMERICAN STONE INDUSTRIES, INC., a Delaware corporation ("Maker"), promises to pay to the order of the MALE FAMILY LIMITED PARTNERSHIP, ("Payee"), the principal sum of Ten Thousand and 00/100 Dollars ($10,000.00), together with interest thereon at a rate of five percent (5%) per annum computed on a three hundred sixty-five (365) day year, in accordance with the terms and subject to the conditions set forth below.

      1. Payment. The principal balance of this Note and any accrued but unpaid interest thereon shall be due and payable on May 1, 2004. Maker shall pay accrued interest under this Note on a quarterly basis on May 1, August 1, November 1 and February 1 of each year during the period commencing on August 1, 2003 and continuing until the entire principal balance of this Note is paid in full. Payments of both principal and interest under this Note shall be made by Maker to Payee in lawful money of the United States of America to Payee's address as set forth in Section 2 below.

      2. Address of Payee. Payments of principal of and interest on this Note shall be made to Payee: 30000 Aurora Road, Solon, Ohio 44139, or at such other address as Payee may designate in writing to Maker from time to time.

      3. Prepayment. Maker reserves the right to prepay at any time, without premium or penalty, all or any portion of the indebtedness evidenced hereby.

      4. Conversion Feature. During the period commencing on May 1, 2003 the date hereof and continuing until the entire principal balance of this Note is paid in full (the "Conversion Period"), Payee shall have the right and option to convert (the "Conversion Feature") the entire then outstanding principal balance of this Note into Maker's common stock with a par value of $.001 per share ("Common Stock"). Upon Payee's exercise of the Conversion Feature, the conversion price shall be Three and 50/100 Dollars ($3.50) per share, which amount shall be subject to adjustment as provided in Section 6 below (as such amount may be adjusted from time to time, as so adjusted, the "Conversion Price"). The number of shares issuable upon Payee's exercise of the Conversion Feature shall be determined by dividing the then outstanding principal balance of this Note by the Conversion Price, which number shall be subject to adjustment as provided in Section 6 below. To exercise the Conversion Feature, Payee must
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(a) complete, execute and deliver to Maker a conversion notice in the form of
EXHIBIT A attached hereto (the "Conversion Notice") prior to the expiration of the Conversion Period and (b) surrender the original of this Note to Maker at such time. Upon conversion, the entire outstanding principal balance of this Note shall be deemed paid in full by Maker. After delivery of the Conversion Notice, Payee's exercise of the Conversion Feature shall be irrevocable except with the written consent of Maker. The exercise of the Conversion Feature shall be effective as of thirty (30) days after Maker's receipt of the Conversion Notice or as of such earlier date, not sooner than Maker's receipt of the Conversion Notice, as determined by Maker in its sole discretion.

      5. Conditions to Exercise of Conversion Feature. The exercise of the Conversion Feature and the issuance of Common Stock in connection therewith shall, in all cases, be subject to each of the following conditions: (a) the satisfaction of withholding tax or other withholding liabilities, (b) the listing, registration or qualification of any to-be-issued shares upon any securities exchange, the Nasdaq or other trading or quotation system or under any federal or state law, (c) the consent or approval of any regulatory body, and/or (d) any requirement by Maker that Payee take any reasonable action to meet all applicable requirements imposed by federal and state securities laws including providing undertakings as to the investment intent of Payee, accepting transfer restrictions on the Common Stock and providing opinions of counsel, in form and substance acceptable to Maker, as to the availability of exemptions from such requirements. Maker shall, in its sole discretion, determine whether one or more of the foregoing conditions is necessary or desirable to be satisfied in connection with the exercise of the Conversion Feature and prior to the delivery of Common Stock pursuant to the exercise of the Conversion Feature. The exercise of the Conversion Feature shall not be effective unless and until such condition(s) have been satisfied or Maker has, in its sole discretion, waived such conditions in writing.

      6. Adjustments. The Conversion Price and the number of shares of Common Stock issuable upon exercise of the Conversion Feature shall be subject to adjustment from time to time as provided below.

            (a) Stock Dividends, Splits and Reclassifications.

                  (1) In General. The following events are hereinafter referred to as "Adjustment Events": (i) Maker pays a dividend with respect to its capital stock in shares of Common Stock; (ii) Maker subdivides its outstanding shares of Common Stock; (iii) Maker combines its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock; (iv) Maker issues any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which Maker is the surviving entity), or; (v) any other corporate action which results in the issuance of an interest which is or could become a share of Maker. If an Adjustment Event occurs, the number of shares of Common Stock issuable upon exercise of the Conversion Feature immediately prior to the record date for such Adjustment Event shall be adjusted so that Payee shall thereafter be entitled to receive the number of shares of Common Stock that Payee would have owned, or would have been entitled to receive, after the happening of such Adjustment Event if the Conversion Feature had been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 6(a)(1) shall become effective immediately after the effective date of such

            Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

                  (2) Adjustment of the Conversion Price. Whenever the number of shares of Common Stock issuable upon exercise of the Conversion Feature is adjusted pursuant to Section 6(a)(1) above, the Conversion Price for each share of Common Stock payable upon conversion shall be adjusted by multiplying the Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon conversion immediately prior to such adjustment, and the denominator of which shall be the number of shares of the Common Stock so issuable immediately thereafter.

            (b) When No Adjustment Required. No adjustment need be made for any of the following:

                  (1) transactions referred to in Section 6(a)(1) above, if
            Payee is to participate in the transaction on a basis and with notice that the board of directors of Maker determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction;

                  (2) rights to purchase Common Stock pursuant to a plan of
            Maker for reinvestment of dividends or interest;

                  (3) a change in the par value or a change to no par value of the Common Stock;

                  (4) unless such adjustment would require an increase or
            decrease of at least one percent (1%) in the number of shares of Common Stock issuable upon exercise of the Conversion Feature (all such calculations shall be made to the nearest full share); or

                  (5) if the amount of such adjustment would be less than $0.05 per share of Common Stock.

            (c) Consolidation or Merger. In the case of any consolidation or merger of Maker with or into another entity (other than a consolidation or merger in which Maker is the continuing entity and which does not result in any reclassification or change of outstanding shares of Common Stock), Maker shall execute and deliver to Payee an agreement supplemental hereto, providing that Payee shall have the right thereafter, during the Conversion Period, to convert this Note into the kind and amount of shares of stock, other securities, cash and other property receivable upon such consolidation or merger. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6. The rights of Payee under such supplemental agreement shall replace entirely all rights of Payee under this Section 6.

      7. Subordination.

            (a) Senior Indebtedness. Maker covenants and agrees, and Payee, for itself and for each subsequent holder of this Note, by its acceptance hereof likewise covenants and agrees, that the indebtedness represented by this Note and the payment of the principal of and interest on this Note is hereby expressly subordinated and junior in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on any of the following (collectively, the "Senior Indebtedness"):

                  (1) all indebtedness of Maker (including indebtedness of
            others guaranteed by Maker) other than under this Note, whether outstanding on the date of this Note or thereafter created, incurred or assumed, which is (A) for money borrowed or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

                  (2) obligations of Maker as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Maker is a party;

                  (3) all borrowings under any lines of credit, revolving credit agreements or promissory notes from a bank or other financial institution (including any letters of credit, performance bonds and other credit facilities under such borrowing arrangements), and any amendments, modifications, renewals or extensions of any of the foregoing;

                  (4) any amounts payable in respect of any interest rate
            exchange agreement, currency exchange agreement or similar agreement; and

                  (5) amendments, renewals, extensions, modifications and
            refundings of any such indebtedness or obligation, unless in any case the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding provides that such indebtedness or obligation is not superior in right of payment to this Note.

            (b) Permitted Payments. Notwithstanding any provision in this Note to the contrary, Payee, and each subsequent holder of this Note, by its acceptance hereof, acknowledges and agrees that it is entitled to receive payments of principal of or interest on this Note only to the extent that such payments (1) are made in accordance with the original tenor of this Note at the times, in the amounts and otherwise in strict conformity with the provisions of Section 1 and Section 7(a) above and (2) are not otherwise prohibited under the remaining provisions of this Section 7.

            (c) Insolvency/Bankruptcy. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Maker or to the property of Maker, and in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of Maker, whether or not involving insolvency or bankruptcy, the holders of the Senior Indebtedness shall first be entitled to receive payment in full of all of the Senior Indebtedness before any holder of this Note is entitled to receive any payment on account of the principal of or interest on the indebtedness evidenced by this Note.

            (d) Maturity of Senior Indebtedness. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such maturing Senior Indebtedness shall first be paid in full before any payment is made on account of the principal of or interest on this Note.

            (e) Loan Covenants. Payments, whether on account of interest or principal, may be prohibited, or otherwise restricted or conditioned by any holder of the Senior Indebtedness, upon delivery of notice to Payee or other holder hereof, at any time if (1) Maker, at such time, is in default under such Senior Indebtedness or (2) the effect of making such payment would be to cause Maker to be in default under the provisions of any loan agreement with any holder of the Senior Indebtedness.

            (f) Subordination Agreement. To the extent that any holder of the Senior Indebtedness requests that Payee or any other holder of this Note execute a separate agreement respecting the terms and conditions of subordination relative to the indebtedness evidenced hereby (any such agreement being hereinafter referred to as a "Subordination Agreement"), Payee or such other holder shall, so long as the same is not materially inconsistent with the terms of subordination herein set forth or the intent hereof, execute such Subordination Agreement and, to the extent so executed by Payee or other holder hereof, the terms and conditions of such Subordination Agreement shall govern in the event of any conflict with the terms hereof.

            (g) Payments in Contravention. In the event that any direct or indirect payment or distribution shall be received by the holder of this
      Note in contravention of the provisions of this Section 7 or a Subordination Agreement, if any, then, and in any such event, such payment or distribution shall be held in trust for the benefit of, and shall be paid over and delivered to, the holders of the Senior Indebtedness (as their respective interests may appear) for application to the payment of all Senior Indebtedness.

            (h) Continuing Terms of Subordination/Future Lenders. The indebtedness evidenced hereby shall continue to be subordinated to any and all future indebtedness, including renewals, extensions and refundings thereof, of Maker to any person or entity which is or may become a holder of any Senior Indebtedness unless the instrument creating or evidencing the same and pursuant to which the same is outstanding provides that such indebtedness or such renewal, extension or refunding thereof is not superior in right to payment of this Note.

      8. Acceleration. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall become due and payable forthwith without presentation, protest, demand or notice of any kind, all of the foregoing being expressly waived, upon the occurrence of any one or more of the following events of default:

            (a) the failure by Maker to make any payment required hereunder within thirty (30) days after the due date thereof;

            (b) the failure or neglect of Maker to perform, keep or observe any other term, provision, condition, covenant, warranty or representation that is required to be performed, kept or observed by Maker under this Note, if Maker fails to cure such failure or neglect within thirty (30) days after Maker's receipt of written notice thereof delivered by Payee.

            (c) the commencement by or against Maker of any proceeding for reorganization, liquidation, dissolution or receivership, or the filing of any voluntary or involuntary petition in bankruptcy by or against Maker or the commencement of any proceeding under any other present or future federal or state insolvency or other law for the relief from, or adjustment of, any indebtedness, to the extent that any of the foregoing are not dismissed within ninety (90) days after the filing thereof;

            (d) the dissolution or termination of existence of Maker; or

            (e) the sale of all, or substantially all, of the assets of Maker.

      9. Default. A Default under this Note shall include failure of the Maker to pay when due the interest or principal under this Note, and continuation of such failure for thirty (30) days after delivery of written notice to the Maker. In the event of Default hereunder, the Payee hereof may declare, at the Payee's option, the entire amount of the interest on and principal of the Note remaining unpaid to be at once due and payable plus interest on all late payments (in Default) at two percent (2%) per annum.

      10. Representations, Warranties and Covenants of Payee. Payee, for itself and for each subsequent holder of this Note, by its acceptance hereof represents, warrants and covenants to Maker, that:

            (a) Payee is acquiring this Note for his own account, for investment, and not for distribution or resale, and will make no transfer of this Note except in compliance with applicable federal and state securities laws;

            (b) Payee can bear the economic risk of investment in this Note, including a total loss of Payee's investment;

            (c) Payee is experienced in business and financial matters and is capable of (1) evaluating the merits and risks of an investment in this Note, (2) making an informed investment decision regarding this Note, and
      (3) protecting Payee's interests in connection therewith; and

            (d) Payee is an Accredited Investor, as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

      11. Governing Law. This Note shall be construed under and governed by the laws of the State of Ohio, without giving effect to principles of conflicts of laws contained therein.

      12. Notices. Any notice to Maker required or permitted hereunder shall be deemed to have been effectively delivered (a) upon transmission if sent via facsimile, with a copy sent via overnight courier, provided that such overnight delivery is received, (b) when received if in writing and served by personal delivery to Maker, or (c) three business days after deposit in the United States mail if sent by registered or certified mail with return receipt requested, postage prepaid, to Maker. Such notices and other communications shall be sent to Maker at the address or facsimile number below or at such other address or facsimile number as Maker may designate in writing to Payee from time to time:

              American Stone Industries, Inc.
              Attn: Russell Ciphers, Sr., President and Chief Executive Officer 8705 Quarry Road
              Amherst, Ohio 44001
              Facsimile:  (440) 986-4531

      13. Successors. This Note shall be binding upon the successors and assigns of Maker and shall inure to the benefit of the heirs, successors and assigns of Payee; provided, however, that Payee may not sell, transfer, hypothecate or assign his interest hereunder, in whole or in part, directly or indirectly, by operation of law or otherwise without the prior written consent of Maker, which consent may be withheld in Maker's sole and absolute discretion, and any attempted sale, transfer, hypothecation or assignment in the absence of such consent shall be void and of no effect.

      14. Partial Invalidity. If any term or provision of this Note or the application thereof to any person, firm or corporation or any circumstance, shall be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to any person, firm or corporation or any circumstance, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Note shall be valid and be enforced to the fullest extent permitted by law.

      15. Captions. The captions and section numbers appearing in this Note are inserted only as a matter of convenience; they do not define, limit, construe or describe the scope or intent of the provisions of this Note.

      16. Consent. Maker and Payee hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Ohio and of the United States of America located in the City of Cleveland, Ohio, for any actions, suits or proceedings arising out of or relating to this Note and the transactions contemplated hereby (and Maker and Payee agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. certified or registered mail, return receipt requested, to the addresses set forth in Section 12 or Section 2 above shall be effective service of process for any action, suit or proceeding brought against Maker or Payee in any such court. Maker and Payee hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Note, or the transactions contemplated hereby, in the courts of the State of Ohio or of the United States of America located in the City of Cleveland, Ohio, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      17. Joint Preparation. This Note shall be deemed to have been prepared jointly by Maker and Payee, and any uncertainty or ambiguity existing herein shall not be interpreted against either party, but shall be interpreted according to the rules for the interpretation of arm's length agreements.

      18. Third Parties. Nothing herein, express or implied, is intended to be or shall be construed to confer upon or give any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Note.

      19. Waiver of Jury Trial. MAKER AND PAYEE HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN MAKER AND PAYEE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN MAKER AND PAYEE IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO.

      IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first written above.

                                   AMERICAN STONE INDUSTRIES, INC.


                                   By:  /s/ Russell Ciphers
                                      ------------------------------------------
                                   Name:   Russell Ciphers, Sr.
                                   Title:  President and Chief Executive Officer

                                    EXHIBIT A

                            FORM OF CONVERSION NOTICE

                    NOTICE OF EXERCISE OF CONVERSION FEATURE
                                      UNDER
                $ 10,000 CONVERTIBLE SUBORDINATED PROMISSORY NOTE

To:   American Stone Industries, Inc. ("Maker")

From: Male Family Limited Partnership ("Payee")

Date: May 1, 2003

      Pursuant to the terms and conditions of that certain $10,000 Convertible Subordinated Promissory Note dated May 1, 2003, as issued by Maker and made payable to the order of Payee (the "Note"), the undersigned hereby exercises the right to convert the entire outstanding principal balance due and payable under the Note into Maker's common stock in accordance with the terms of the Note (the "Common Stock").

      The undersigned hereby represents, warrants, and covenants to Maker that:

      (a) The undersigned is acquiring the Common Stock for his own account, for investment, and not for distribution or resale, and the undersigned will make no transfer of the Common Stock except in compliance with applicable federal and state securities laws.

      (b) The undersigned can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Conversion Feature (as such term is defined in the Note), including a total loss of the undersigned's investment.

      (c) The undersigned is experienced in business and financial matters and is capable of (i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Conversion Feature; and (iii) protecting the undersigned's interests in connection therewith.

      (d) The undersigned is an Accredited Investor, as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

      The undersigned acknowledges that issuance of the Common Stock pursuant to the Note is subject to further conditions set forth in the Note.

Date:  May 1, 2003                     /s/ John R. Male
                                       ---------------------------------------
                                       Payee